Exhibit 10.1

THIS CONTINGENT NOTE HAS NOT BEEN REGISTERED PURSUANT TO ANY FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN VIOLATION OF ANY FEDERAL OR STATE SECURITIES LAWS. THIS INSTRUMENT IS SUBJECT TO THE AMENDED AND RESTATED MERGER AGREEMENT DATED AS OF DECEMBER 12, 2008, AMONG EON COMMUNICATIONS CORPORATION, CORTELCO SYSTEMS HOLDING, LLC, AND CORTELCO SYSTEMS HOLDING CORPORATION.

CORTELCO SYSTEMS HOLDING, LLC

EON COMMUNICATIONS CORPORATION

Contingent Note

$11,000,000
April 1, 2009	Maximum Principal Amount

FOR VALUE RECEIVED, eOn Communications Corporation, a Delaware corporation and Cortelco Systems Holding, LLC, a Delaware limited liability company (collectively, the “Borrower”), promises to pay to the Stockholders Representative pursuant to the terms of the Stockholders Representative Agreement (the “Holder”), up to the maximum principal sum of Eleven Million Dollars ($11,000,000) payable as set forth in that certain Amended and Restated Merger Agreement, dated as of December 12, 2008, by and among Borrower and Cortelco Systems Holding Corp. (the “Merger Agreement”) at the times and upon the terms set forth in Section 2.5 of the Merger Agreement. The amount of payment which shall be due hereunder (if any) shall be determined by Section 2.5 of the Merger Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement. All terms and conditions of this Note set forth in the Merger Agreement are incorporated herein by reference and made a part hereof.

This Note shall not bear interest, except as set forth in Section 2.5 of the Merger Agreement.

All payments of principal (including any prepayments or redemptions), interest and premium (if any) hereunder shall be made by Borrower in lawful money of the United States of America in immediately available funds (or at the written request of the Holder of this Note, by certified or bank check) not later than 5:00 P.M. Pacific time, at any time on or prior to the date such payment is due, or on the first Business day following such date if such date is not a Business day, by crediting the account designated in writing by the Holder of this Note.

The Holder of this Note is subject to the obligations, conditions and restrictions and entitled to the rights, privileges, benefits and remedies set forth in the Merger Agreement, and may enforce any and all rights, privileges and benefits and exercise or enforce any and all remedies provided for thereby or otherwise available thereunder.

An “Event of Default” shall occur if:

(1) The Borrower defaults in the payment of any principal or interest when the same shall become due either by the terms hereof or otherwise as herein provided (or, in the Merger Agreement) and the default continues for a period of 30 days after written notice thereof is given to the Borrower; or

(2) The Borrower pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, or (E) is the debtor in an involuntary case which is not dismissed within 60 days of the commencement thereof;

(3) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) provides for relief against the Borrower in an involuntary case, (B) appoints a Custodian of the Borrower for all or substantially all of its property, or (C) orders the liquidation of the Borrower;

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Within the sixty (60) days following the occurrence of any Event of Default, and subject to the terms of the Merger Agreement, in addition to any other rights, powers and remedies permitted by law or in equity, the Holder of this Contingent Note may, at its option, by notice in writing to the Borrower, declare the obligations under this Contingent Note immediately due and payable.

Upon the occurrence of any such Event of Default, and subject to the terms of the Merger Agreement, (i) the Holder may proceed to protect and enforce his or its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Merger Agreement, for an injunction against a violation of any of the terms hereof or thereof, or for the pursuit of any other remedy which he or it may have by virtue of this Contingent Note, the Merger Agreement or pursuant to applicable law, and (ii) the Borrower shall pay to the Holder upon demand the reasonable costs and expenses of collection and enforcement hereof, including without limitation reasonable attorneys’ fees, expenses and disbursements.

No course of dealing and no delay on the part of the Holder in exercising any of his or its rights shall operate as a waiver thereof or otherwise prejudice the rights of the Holder, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy thereunder. No right, power or remedy conferred hereby or by the Merger Agreement on the Holder shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

At any time after a declaration of acceleration of this Contingent Note has been made by the Holder as permitted above and before a judgment or decree for the payment of money due has been obtained, the Holder may, by written notice to the Borrower rescind and annul such declaration and its consequences. No rescission or annulment referred to above shall affect any subsequent Default or any right, power or remedy arising out of such subsequent Default.

All obligations under this Contingent Note are subject to the exercise by the Borrower of a right of set-off as provided in Article VII of the Merger Agreement or as otherwise permitted by law.

This Contingent Note may not be negotiated or transferred.

This Contingent Note is subject to prepayment without penalty.

The Borrower and all present or future endorsers, guarantors and sureties of this Contingent Note and all other persons liable or to become liable on this Contingent Note hereby severally waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default, or enforcement of this Contingent Note, assent to any and all extensions or postponements of the time of payment or any other indulgence to any substitution, exchange, or release of collateral, and/or to the addition or release of any other party or person primarily or secondarily liable, and generally waive all suretyship defenses and defenses in the nature thereof.

This Contingent Note is being delivered and shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

Executed as of the date first above written.

BORROWER: EON COMMUNICATIONS CORPORATION

By:	/s/ Stephen R. Bowling
Name: Stephen R. Bowling Title: CFO

CORTELCO SYSTEMS HOLDING, LLC By: eOn Communications Corporation, sole member

By:	/s/ Stephen R. Bowling
Name: Stephen R. Bowling Title: CFO